                                   EXHIBIT 11

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                        Computation of Per Share Income
             ($ and shares in thousands, except for per share data)


                                                        Three months ended                     Nine months ended
                                                   -------------------------             --------------------------
                                                    Mar. 28,      Mar. 29,                 Mar. 28,       Mar. 29,
                                                      1998          1997                    1998           1997
                                                   -----------   -----------             -----------    -----------
Basic
-----
Income(loss) from continuing operations                $ 6,208      $ (7,979)                $17,270        $(4,245)
Loss from discontinuing operations                           -        (2,846)                      -         (3,705)
                                                   -----------   -----------             -----------    -----------
Net income(loss)                                       $ 6,208      $(10,825)                $17,270        $(7,950)
                                                   ===========   ===========             ===========    ===========
Common and common equivalent shares outstanding:
  Weighted average common shares outstanding            12,326        11,771                  12,347         11,324
                                                   ===========   ===========             ===========    ===========

Income(loss) from continuing operations                $  0.50      $  (0.68)                $  1.40        $ (0.37)
Loss from discontinued operations                            -         (0.24)                      -          (0.33)
                                                   -----------   -----------             -----------    -----------
Basic earnings(loss) per common share and
 common equivalent shares                              $  0.50      $  (0.92)                $  1.40        $ (0.70)
                                                   ===========   ===========             ===========    ===========


Diluted
-------
Income(loss) from continuing operations                $ 6,208      $ (7,979)                $17,270        $(4,245)
Loss from discontinuing operations                           -        (2,846)                      -         (3,705)
                                                   -----------   -----------             -----------    -----------
Net income(loss)                                       $ 6,208      $(10,825)                $17,270        $(7,950)
                                                   ===========   ===========             ===========    ===========

Common and common equivalent shares outstanding:
   Weighted average common shares outstanding           12,326        11,771                  12,347         11,324
   Assumed exercise of stock options                       740             -                     923              -
                                                   -----------   -----------             -----------    -----------
                                                        13,066        11,771                  13,270         11,324
                                                   ===========   ===========             ===========    ===========

Income(loss) from continuing operations                $  0.48      $  (0.68)                $  1.30        $ (0.37)
Loss from discontinued operations                            -         (0.24)                      -          (0.33)
                                                   -----------   -----------             -----------    -----------
Diluted earnings(loss) per common share and
 common equivalent shares                              $  0.48      $  (0.92)                $  1.30        $ (0.70)
                                                   ===========   ===========             ===========    ===========